i
     As filed with the Securities and Exchange Commission on
                        October 27, 1998
                                                  Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                            FORM S-8

                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

             ATLANTIC COAST AIRLINES HOLDINGS, INC.
     (Exact Name of Registrant as Specified in its Charter)


        Delaware                                    13-3621051
    (State or Other                              (I.R.S. Employer
      Jurisdiction                            Identification Number)
  of Incorporation or
     Organization)

    515-A Shaw Road                                   20166
       Dulles, VA                                   (Zip Code)
 (Address of Principal
   Executive Offices)

                    1995 Stock Incentive Plan
                    (Full Title of the Plan)

                    Richard J. Kennedy, Esq.
                         General Counsel
             Atlantic Coast Airlines Holdings, Inc.
                         515-A Shaw Road
                        Dulles, VA  20166
             (Name and Address of Agent for Service)

                         (703) 925-6000
  (Telephone Number, Including Area Code, of Agent for Service)

                           Copies to:

                     Ronald O. Mueller, Esq.
                   Gibson, Dunn & Crutcher LLP
             1050 Connecticut Avenue, NW, Suite 900
                      Washington, DC  20036
                         (202) 955-8500


                   CALCULATION OF REGISTRATION FEE
                                Proposed      Proposed     Amount of
   Title of      Amount to be    Maximum       Maximum    Registrati
  Securities      Registered    Offering      Aggregate       on
     to be                      Price Per     Offering        Fee
  registered                    Share (1)       Price
Common Stock,
par value $.02    1,000,000      $21.938     $21,938,000   $6,098.7
per share. . .      shares                                        6
 . . . . . .
(1) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq
 National Market on October 21, 1998, which was $21.938.
                      EXPLANATORY STATEMENT


     This Registration Statement on Form S-8 registers 1,000,000 additional shares of Atlantic Coast Airlines Holdings, Inc.'s (the "Company") common stock, par value $0.02 per share (the "Common Stock"), to be offered pursuant to the Company's 1995 Stock Incentive Plan. Pursuant to General Instruction E to Form S-8, the contents of the Company's registration statement on Form S-8 (File No. 333-15795), which registers Common Stock that has been or may be offered pursuant to the 1995 Stock Incentive Plan and is effective, are incorporated herein by this reference.



                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dulles, State of Virginia, on this 27 day of October, 1998.

                            ATLANTIC COAST AIRLINES HOLDINGS,
                            INC.


                            By:        /S/ Kerry B.
                            Skeen
                                      Kerry B. Skeen
                                      President and Chief
                            Executive Officer


Each person whose signature appears below constitutes and appoints Kerry B. Skeen and Richard J. Kennedy, and each of them, his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                 Title                Date

         /S/ Kerry B.         President,        October 27, 1998
         Skeen              Chief Executive
    Kerry B. Skeen              Officer
                             and Director
                         (Principal Executive
                               Officer)

        /S/ Paul H.           Senior Vice       October 27, 1998
         Tate                 President,
     Paul H. Tate           Chief Financial
                          Officer, Treasurer
                             and Assistant
                         Secretary (Principal
                         Financial Officer and
                         Principal Accounting
                               Officer)

        /S/ C. Edward       Chairman of the     October 27, 1998
         Acker            Board of Directors
    C. Edward Acker

       /S/ Robert E.           Director         October 27, 1998
       Buchanan
  Robert E. Buchanan

   /S/ Susan MacGregor         Director         October 27, 1998
       Coughlin
    Susan MacGregor
       Coughlin

      /S/ Joseph W.            Director         October 27, 1998
        Elsbury
   Joseph W. Elsbury

       /S/ James J.            Director         October 27, 1998
        Kerley
    James J. Kerley

       /S/ James C.            Director         October 27, 1998
        Miller
    James C. Miller

       /S/ Thomas J.        Executive Vice      October 27, 1998
         Moore             President, Chief
    Thomas J. Moore        Operating Officer
                             and Director

        /S/ John M.            Director         October 27, 1998
       Sullivan
   John M. Sullivan

                          EXHIBIT INDEX

Exhibit
            Sequentially
Number              Description
         Numbered Page

 5      Opinion of Gibson, Dunn & Crutcher LLP.
 23.1   Consent of Gibson, Dunn & Crutcher LLP
        (included in Exhibit 5).
 23.2   Consent of KPMG Peat Marwick LLP
        (independent accountants).
 23.3   Consent of BDO Seidman, L.L.P.
        (independent auditors).
                                               Exhibit 5 and 23.1
                        October 27_, 1998




                                                       C 03596-00001

Atlantic Coast Airlines Holdings, Inc.
515-A Shaw Road
Dulles, VA  20166

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We refer to an aggregate of 1,000,000 shares of Common Stock, par value $.02 per share, of Atlantic Coast Airlines Holdings, Inc., a Delaware corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The shares of Common Stock (the "Shares") subject to the Registration Statement may be issued under the Company's 1995 Stock Incentive Plan (the "Plan").

     We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Registration Statement and the Plan, and, when (a) the Registration Statement has become effective under the Act,
(b) the pertinent provisions of any applicable state securities law have been complied with, and (c) in the case of options issued under the Plan, the Shares have been paid for, the Shares so issued will be legally issued and will be fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                              Very truly yours,



                              GIBSON, DUNN & CRUTCHER LLP
ROM/JDF


                                                     Exhibit 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Atlantic Coast Airlines Holdings, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Atlantic Coast Airlines Holdings, Inc. of our report dated January 28, 1998, except as to note 17 which is as of March 4, 1998, relating to the consolidated balance sheet of Atlantic Coast Airlines, Inc. and subsidiary (the "Company") as of December 31, 1997 and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the year then ended, which report appears in the December 31, 1997 Annual Report on Form 10-K of the Company.

                                            KPMG Peat Marwick LLP


Washington, DC
October 27, 1998
                                                          Exhibit 23.3

      CONSENT OF INDEPENDENCE CERTIFIED PUBLIC ACCOUNTANTS



          Atlantic Coast Airlines Holdings, Inc.

          Dulles, Virginia





          We hereby consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Atlantic Coast Airlines Holdings, Inc. 1995 Stock Incentive Plan of our report dated January 24, 1997, relating to the consolidated financial statements and schedules of Atlantic Coast Airlines Holdings, Inc. appearing in or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.







                                                 BDO Seidman, LLP





          Washington, DC

          October 27, 1998